EXHIBIT 10.38

2005 Named Executive Officer Compensation Summary

In December 2004, the Compensation Committee approved increases in the base salary of our Chief Executive Officer, and the four other highest paid officers of Steiner Leisure Limited for 2004, effective January 1, 2005, by the following percentages: Leonard Fluxman, President and Chief Executive Officer - 10.0%, Sean Harrington, Managing Director of Elemis Limited - 4.0%, Robert C. Boehm, Senior Vice President and General Counsel, 4.0%, Glenn Fusfield, Chief Operating Officer - 5.0%, Stephen Lazarus, Senior Vice President and Chief Financial Officer - 20%.